UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 19, 2008
Willis Group Holdings Limited
(Exact name of registrant as specified in its charter)

Bermuda (Country of incorporation)	93-0352587 (I.R.S. Employer Identification No.)
c/o Willis Group Limited
51 Lime Street
London EC3M 7DQ, England
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (011) 44-20-3124-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 19, 2008, Willis Group Holdings Limited (the “Company”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of June 7, 2008 (the “Merger Agreement”), by and among the Company, Hermes Acquisition Corp. and Hilb Rogal & Hobbs Company (“HRH”). The Amendment modifies the Merger Agreement to eliminate the requirement that HRH terminate its
401(k) plan effective with the closing of the merger, but retains the requirement that the participants in the HRH 401(k) plan be fully vested in their account balances immediately prior to the closing of the merger.
The foregoing description of the Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 9.01 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
No.	Description of Exhibit

99.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of September 19, 2008, by and among Willis Group Holdings Limited, Hermes Acquisition Corp. and Hilb Rogal & Hobbs Company

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS LIMITED
By:	/s/ Adam G. Ciongoli
Name: Adam G. Ciongoli
Title: General Counsel

Date: September 19, 2008

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

99.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of September 19, 2008, by and among Willis Group Holdings Limited, Hermes Acquisition Corp. and Hilb Rogal & Hobbs Company